Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166511, 333-218976, and 333-189730) of Primis Financial Corp. (formerly Southern National Bancorp of Virginia, Inc.) (the “Company”) of our report dated March 15, 2023 (except as to the effects of the restatement discussed in Notes 1, 2, 4, 5, 6, 13, 17, 18, 19, and 20, as to which the date is October 4, 2024) on our audits of the consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, which report is included in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated March 15, 2023 (except as to the material weakness, as to which the date is October 4, 2024), on our audit of the internal control over financial reporting of the Company as of December 31, 2022, which report is included in this Annual Report on Form 10-K/A.

/s/ Forvis Mazars, LLP

Tysons, Virginia

October 4, 2024